EX-99.906CERT

CERTIFICATION

Russell T. Piazza, Chairman of the Board and Principal Executive Officer, and Michele Blood, Principal Financial Officer and Treasurer of Clark Fork Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chairman of the Board and

Principal Financial Officer and

Principal Executive Officer

Treasurer

Clark Fork Trust

Clark Fork Trust

/s/ Russell T. Piazza

/s/ Michele Blood

Russell T. Piazza

Michele Blood

Date: August 8, 2019

Date: August 8, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Clark Fork Trust and will be retained by Clark Fork Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.